Evofem’s Phexxi Contraceptive Gel to be Offered by Female Telehealth Leader Favor (Formerly The Pill Club)

-- Phexxi is the first and only hormone-free contraceptive in the Favor product portfolio --

SAN DIEGO, CA, January 12, 2023 —Evofem Biosciences, Inc. (OTCQB: EVFM) announced today that female telehealth leader Favor is now a specialty pharmacy provider of Phexxi® (lactic acid, citric acid and potassium bitartrate).
Favor (formerly called The Pill Club) has added Phexxi to its product portfolio and will counsel patients on this hormone-free prescription contraceptive gel alongside the more than 120 hormonal options they currently offer. Evofem expects the collaboration will begin contributing to retail channel growth in 2023. Favor’s expert medical providers have prescribed contraception to more than three million patients since 2016.
“We are delighted that Favor is expanding its portfolio to offer its patients a non-hormonal contraceptive - Phexxi,” said Saundra Pelletier, Chief Executive Officer of Evofem. “Phexxi appeals to a wide variety of women who seek hormone-free contraception, whether by need or by choice, offering them a safe and effective, FDA-approved contraceptive method that they control and use only when they need it.”
“We are proud to offer Phexxi for women and people who menstruate seeking non-hormonal contraceptive options,” said Liz Meyerdirk, Favor’s Chief Executive Officer. “Hormonal contraceptives aren't for everyone; in fact, thousands of patients come to Favor every year who need a non-hormonal birth control method, and I'm thrilled that we can now deliver a trusted option right to their doorstep.”
About Favor
Favor is a leading digital healthcare platform on a mission to empower women and people who menstruate to lead their healthiest lives. The company combines telemedicine and direct-to-consumer pharmacy with the broadest insurance coverage in the space. Since their founding in 2016,

Favor has evolved from a single-point solution focused on birth control delivery and reproductive healthcare to a coordinated care provider that seeks to expand access to affordable, convenient, and accessible healthcare.
About Evofem
Evofem Biosciences, Inc., is developing and commercializing innovative products to address unmet needs in women's sexual and reproductive health. The Company's first FDA-approved product, Phexxi® (lactic acid, citric acid and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Learn more at phexxi.com and evofem.com.

Phexxi® is a registered trademark of Evofem Biosciences, Inc.

Forward-Looking Statements
This press release includes "forward-looking statements," within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to the timing and impact of the collaboration’s contribution to retail channel growth. Various factors could cause actual results to differ materially from those discussed or implied in the forward-looking statements, including market and other conditions, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, or that could impair the value of Evofem Biosciences' assets and business, are disclosed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on January 6, 2023 and any subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Contacts
Evofem Biosciences, Inc.
Amy Raskopf
SVP, Investor Relations
araskopf@evofem.com / media@evofem.com
(917) 673-5775

Favor
Sarah Abboud
Director of Communications
sarah.abboud@heyfavor.com
740-579-1829

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